MARTIN MARIETTA REPORTS THIRD-QUARTER 2025 RESULTS

Achieves Record Quarterly Aggregates Revenues, Profitability and Margin

Establishes Record Quarterly Revenues and Third Quarter Gross Profit in Specialties Business

Raises Full-Year 2025 Guidance

RALEIGH, N.C. (November 4, 2025) – Martin Marietta Materials, Inc. (NYSE: MLM) (Martin Marietta or the Company), a leading national supplier of aggregates and heavy building materials, today reported results for the third quarter ended September 30, 2025.

Third-Quarter Highlights

(Financial highlights are for continuing operations, unless otherwise noted)

	Quarter Ended September 30,
(In millions, except per share and per ton)	2025	2024	% Change
Revenues[1]	$1,846	$1,642	12%
Gross profit	$611	$513	19%
Earnings from operations	$505	$406	24%
Net earnings from continuing operations attributable to Martin Marietta	$361	$297	22%
Consolidated net earnings attributable to Martin Marietta[2]	$414	$363	14%
Adjusted EBITDA from continuing operations[3]	$667	$547	22%
Consolidated Adjusted EBITDA[3]	$743	$646	15%

Earnings per diluted share from continuing operations	$5.97	$4.84	23%
Earnings per diluted share from discontinued operations	$0.88	$1.07	(18)%
Total earnings per diluted share	$6.85	$5.91	16%

Aggregates product line:
Shipments (tons)	57.9	53.7	8%
Average selling price per ton	$23.24	$21.52	8%
Revenues	$1,458	$1,250	17%
Gross profit	$531	$438	21%
Gross profit per ton	$9.17	$8.16	12%

1
Revenues for the quarters ended September 30, 2025 and September 30, 2024 include the sales of products and services to customers (net of any discounts or allowances) and freight revenues for continuing operations and does not include revenues from discontinued operations of $242 million and $247 million, respectively.
2
Consolidated net earnings attributable to Martin Marietta for the quarters ended September 30, 2025 and September 30, 2024 include both net earnings from continuing operations attributable to Martin Marietta and earnings from discontinued operations. Earnings from discontinued operations, net of income tax expense, was $53 million and $66 million, respectively.
3
Adjusted EBITDA from continuing operations and Consolidated Adjusted EBITDA are non-GAAP financial measures. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta and consolidated net earnings attributable to Martin Marietta, respectively.

Ward Nye, Chair and CEO of Martin Marietta, stated, “Martin Marietta delivered outstanding third-quarter results, led by record-setting performance in our aggregates business, which achieved all-time quarterly records for revenues, gross profit, gross profit per ton and gross margin, underscoring the efficacy of our SOAR plan and the compounding benefits of diligently executing our aggregates-led product strategy. These exceptional results were further complemented by record quarterly revenues and third-quarter gross profit in our Specialties business. Notably, we also achieved our best year-to-date safety performance in our Company's history, as measured by total reportable and lost time incident rates. Given our strong year-to-date performance and current aggregates shipment trends, we are raising our full-year 2025 guidance for Consolidated Adjusted EBITDA to $2.32 billion at the midpoint.

"More broadly, our third quarter and year-to-date performance provides a meaningful indication of likely future outcomes. First, demand trends across our key end markets remain broadly constructive. Infrastructure activity continues to be strong, supported by record levels of federal and state investment. Second, nonresidential construction is benefiting from accelerating data center development, a recovering warehouse sector and early signs of renewed momentum in domestic manufacturing. Third, light nonresidential demand, while typically more interest-rate-sensitive, has demonstrated notable resilience. While near-term residential demand remains subdued, moderating mortgage rates suggest a gradual path toward normalization. As product demand within these sectors collectively gain traction, Martin Marietta is well-positioned to capitalize on the positive opportunities with precision and discipline."

Mr. Nye concluded, "Martin Marietta's foundation for growth is more compelling than ever. Our aggregates-led platform, strengthened by a high-performing, complementary Specialties business and portfolio optimization efforts undertaken during SOAR 2025, provides durable earnings power and strategic flexibility. With an attractive geographic footprint, a clear trajectory for continued growth rooted in operational excellence and disciplined execution of a proven strategy, we remain confident in our ability to deliver industry-leading performance and generate enduring shareholder value."

Third-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year third quarter, unless otherwise noted)

Building Materials Business

The Building Materials business reported revenues of $1.7 billion, a 10 percent increase. Gross profit increased 16 percent to $585 million.

Aggregates

Third-quarter aggregates shipments increased 8.0 percent to 57.9 million tons, reflecting a broad volume recovery across the Company's footprint supported by more normalized weather throughout the Southeast and Texas. Pricing momentum continued, as average selling price (ASP) increased 8.0 percent to $23.24 per ton.

Aggregates gross profit increased 21 percent to $531 million and gross margin expanded 142 basis points to 36 percent, both all-time quarterly records, as strong pricing and increased shipments more than offset higher costs.

Other Building Materials

Other Building Materials revenues decreased 10 percent to $351 million while gross profit decreased 17 percent to $54 million. Gross profit declined due to reduced asphalt revenues, driven by lower shipments and pricing, as well as a decrease in paving revenues.

Specialties Business

Specialties delivered quarterly record revenues of $131 million and gross profit increased 20 percent to $34 million, a third-quarter record. These record results were achieved notwithstanding the $5 million headwind of selling acquired inventory after its markup to fair value as part of acquisition accounting. Performance was driven by strong organic performance, underscored by higher pricing, increased shipments across all product lines and effective cost management, as well as contributions from the Premier Magnesia, LLC (Premier), acquisition as of its July 25, 2025, closing date.

Portfolio Optimization

On July 25, 2025, the Company completed the acquisition of Premier, a privately-owned producer of magnesia-based products with operations in Nevada, North Carolina, Indiana and Pennsylvania.

On August 3, 2025, the Company entered into a definitive agreement with Quikrete Holdings, Inc. (QUIKRETE) for the exchange of certain assets. Under the terms of the agreement, Martin Marietta would receive aggregates operations producing approximately 20 million tons annually in Virginia, Missouri, Kansas and Vancouver, British Columbia, and cash proceeds. In exchange, QUIKRETE would receive the Company’s Midlothian cement plant, related cement terminals and certain Texas ready-mixed concrete assets. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions.

Discontinued Operations

In connection with the QUIKRETE asset exchange, the Company's Midlothian cement plant, related cement terminals and Texas ready mixed concrete plants were classified as assets held for sale as of September 30, 2025. Their financial results are reported as discontinued operations. Earnings from discontinued operations, net of income tax expense, totaled $53 million and $66 million for the quarters ended September 30, 2025 and September 30, 2024, respectively.

Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the nine months ended September 30, 2025, was $1.2 billion compared with $773 million for the prior-year period.

Cash paid for property, plant and equipment additions for the nine months ended September 30, 2025, was $602 million.

During the nine months ended September 30, 2025, the Company returned $597 million to shareholders through dividend payments and share repurchases. As of September 30, 2025, 11.0 million shares remained under the current repurchase authorization.

The Company had $57 million of unrestricted cash and cash equivalents on hand and $1.1 billion of unused borrowing capacity on its existing credit facilities as of September 30, 2025.

Full-Year 2025 Guidance

The Company's 2025 guidance below reflects continuing operations except as otherwise noted.

2025 GUIDANCE
(Dollars in Millions)	Low *	High *
Revenues	$6,075	$6,250
Interest expense, net of interest income	$215	$225
Estimated tax rate (excluding discrete events)	20.0%	21.0%
Net earnings from continuing operations attributable to Martin Marietta	$985	$1,015
Consolidated net earnings attributable to Martin Marietta[1]	$1,145	$1,175
Adjusted EBITDA from continuing operations[2]	$2,055	$2,095
Consolidated Adjusted EBITDA[2]	$2,300	$2,340
Capital expenditures	$810	$840

Building Materials Business

Aggregates
Volume % growth[3]	4.0%	4.0%
ASP % growth[4]	6.8%	7.8%
Gross profit	$1,705	$1,735

Other Building Materials
Gross profit	$82	$87

Specialties
Gross profit	$137	$142

* Guidance range represents the low end and high end of the respective line items provided above.

Consolidated net earnings attributable to Martin Marietta include contributions from both continuing and discontinued operations.

Adjusted EBITDA from continuing operations and consolidated adjusted EBITDA are non-GAAP financial measures. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta and consolidated net earnings attributable to Martin Marietta, respectively.

Volume change is for total aggregates shipments, inclusive of internal tons, and is in comparison to 2024 shipments of 191.1 million tons.

ASP change is for aggregates average selling price and is in comparison to 2024 ASP of $21.80 per ton.

Preliminary 2026 Aggregates Volume and Pricing Guidance

2026 PRELIMINARY GUIDANCE
Aggregates
Volume % growth	Low Single Digits
ASP % growth	Mid Single Digits

Non-GAAP Financial Information

This earnings release includes financial measures not prepared in accordance with United States generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are provided in the Appendix. Management believes these non-GAAP measures are widely used by investors to evaluate the Company’s performance and, when considered alongside the Company’s consolidated financial statements, offer valuable insight into the Company’s ongoing and expected business results. These measures also inform internal evaluations of overall business performance. Management recognizes that reported results are influenced by numerous factors, and the adjustments in non-GAAP measures do not capture all such impacts. Additionally, these measures may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Martin Marietta will discuss its third-quarter 2025 earnings results today, November 4, 2025, via a conference call and live webcast beginning at 10:00 a.m. Eastern Time. To join the call, dial +1 (646) 307-1963 and enter conference ID 6474847. Please dial-in at least 15 minutes early to ensure a timely connection. A replay of the webcast will be available approximately two hours after the live broadcast concludes. Access links for both the live and archived events, along with the Q3 2025 Supplemental Information, are available on the Investors section of the Company's website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of aggregates and heavy building materials. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Specialties business provides high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and specialty applications. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contacts:

Jacklyn Rooker

Vice President, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

MLM-E.

If you are interested in Martin Marietta stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties and are based on assumptions that the Company believes in good faith are reasonable, but which may differ materially from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, reflect the Company’s current expectations or forecasts of future events. You can identify these statements because they do not relate only to historical or current facts and may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future performance. Any or all the Company’s forward-looking statements herein and in other publications may prove to be incorrect.

Third-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements, including the outlook, 2025 Guidance and Preliminary 2026 Guidance, include, but are not limited to: the Company’s ability to address challenges, including shipment declines caused by economic and weather events beyond its control; a widespread decline in aggregates pricing, including reduced shipment volume negatively affecting price; the termination, capping, reduction or suspension of federal and/or state fuel tax(es) or other revenue related to public construction; the impact of the Administration on the availability and timing of federal and state infrastructure investment; the level and timing of federal, state or local transportation or infrastructure or public projects funding, including any issues arising from such budgets, particularly in Texas, North Carolina, Colorado, California, Georgia, Florida, Minnesota, Arizona, South Carolina and Iowa; the United States Congress’ inability to reach agreement internally or with the Executive Branch on policy affecting the federal budget; a prolonged Federal government shutdown; the ability of states or other entities to finance approved projects through tax revenues or alternative financing; construction spending levels in Company’s markets; reductions in defense spending and impacts on construction activity on or near military bases; declines in energy-related construction due to sustained low global oil prices or changes in oil production or capital spending, particularly in Texas; sustained high mortgage interest rates and factors leading to a slowdown in private construction in some areas; unfavorable weather, including storms, hurricanes, wildfires, timing of seasons, drought, rainfall, or extreme temperatures affecting production schedules, shipment volumes, product/geographic mix and profitability; volatility in fuel and energy costs, including diesel, electricity, natural gas and consumables like steel, explosives, tires and conveyor belts, as well as natural gas for the Company’s Specialties business; increased raw materials costs, such as bitumen; rising costs of repair and supply parts; construction labor shortages and supply chain challenges; labor relations risks, such as unionization efforts, work stoppages or strikes (particularly in jurisdictions with evolving labor laws); workforce demographics-related challenges in recruiting and retaining skilled employees, particularly for physically demanding roles in rural or less-populated areas; unexpected equipment failures, unscheduled maintenance, industrial accident or prolonged production disruption; resiliency and potential declines of the Company's construction end-use markets; potential impacts of disease outbreaks, epidemics, pandemics, or similar health threats, or fear of such events, and related economic/societal responses, affecting suppliers, customers, partners or employees; the performance of the overall United States economy; governmental regulation, including environmental laws and climate change regulations at state and federal levels; implementation of emissions taxes, carbon-pricing schemes, or stricter climate-related rules that could increase operating costs or restrict cement or Specialties production; delays or difficulties in securing timely land use approvals or environmental permits amid changing regulatory expectations; increasing legal actions or public pressure related to environmental impact, emissions, or land use could result in reputational harm or financial liability; failure to meet evolving environmental, social, and governance (ESG) standards or investor benchmarks may affect access to capital or shareholder confidence; changes in external ESG ratings or methodologies could affect investor sentiment or index inclusion; increasing competition for water access or stricter water usage regulations could impact production, especially in drought-prone regions; outcomes of environmental or land-use proceedings, or increased costs associated with regulatory obligations, including site reclamation; elevated premiums or reduced coverage availability for property, casualty, or environmental liability could increase risk exposure; online misinformation campaigns or social media-driven reputational harm could affect stakeholder trust and market perception; transportation availability and investment in rail infrastructure impacting the movement of materials especially to the Company’s Texas, Southeast and Gulf Coast markets, including the movement of essential dolomitic lime to the Company’s Specialties plant in Manistee, Michigan and its customers; increased transportation costs, including increases from energy price fluctuations, fuel surcharges, and compliance with tightening regulations, including water shipments; availability of trucks and licensed drivers for material transport; availability and cost of construction equipment in the United States; weakness in the steel industry markets served by the Company’s dolomitic lime products; geopolitical risks affecting costs, supply chain, oil and gas prices, including conflict zones such as Russia-Ukraine, Israel-Middle East and potential China-Taiwan tensions; trade disputes and tariffs impacting the U.S. economy; unplanned cost changes or customer realignments affecting earnings, including in the Specialties business; dependence on information technology and automated systems; risks related to third-party vendors, including exposure to cybersecurity vulnerabilities or service outages; inflation pressures on production and interest costs; customer concentration in construction markets increasing the risk of potential losses on customer receivables; demand levels, production volumes, and cost management affecting operating leverage and profitability; risks related to the Company's pending QUIKRETE transaction, including the ability to satisfy closing conditions, transaction costs, integration challenges, market conditions, and the impact of the transaction on the Company’s stakeholders; the possibility that acquisition synergies may not be realized as expected or within anticipated timeframes, potentially impacting profitability and debt covenant compliance; risks related to executive succession, retention and leadership development critical to strategy execution, including impacts from unexpected leadership changes; changes in tax laws or interpretations, including those related to acquisitions or divestitures, which could increase tax rates; violation of the Company’s debt covenants in the event of price and/or volume instability; new or revised accounting rules could impact financial reporting, asset valuations, or covenant compliance; challenges in implementing new technologies or automation systems could lead to inefficiencies, cost overruns, or operational disruptions; improper use or reliance on predictive analytics or AI-driven decision-making could result in flawed forecasting, compliance issues, or reputational damage; cybersecurity risks; downward pressure on the Company’s common stock price affecting goodwill impairment evaluations; potential credit rating downgrades to non-investment grade; and other risk factors listed from time to time in the Company’s SEC filings.

Please consider these forward-looking statements given the risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2024 and other periodic SEC filings. All forward-looking statements should be evaluated with these considerations in mind. Other risks and uncertainties not presently known or currently deemed immaterial may also affect the Company’s performance or the accuracy of forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements.

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(In Millions, Except Per Share Data)
Revenues	$1,846	$1,642	$4,617	$4,250
Cost of revenues	1,235	1,129	3,195	3,039

Gross Profit	611	513	1,422	1,211

Selling, general and administrative expenses	110	101	340	328
Acquisition, divestiture and integration expenses	5	3	9	44
Other operating (income) expense, net	(9)	3	(23)	(1,301)
Earnings from Operations	505	406	1,096	2,140

Interest expense	59	38	172	118
Other nonoperating income, net	(4)	(6)	(23)	(51)
Earnings from continuing operations before income tax expense	450	374	947	2,073
Income tax expense	89	77	190	504
Earnings from continuing operations	361	297	757	1,569
Earnings from discontinued operations, net of income tax expense	53	66	101	133
Consolidated net earnings	414	363	858	1,702
Less: Net earnings attributable to noncontrolling interests	—	—	—	1
Net Earnings Attributable to Martin Marietta	$414	$363	$858	$1,701

Net Earnings Attributable to Martin Marietta
Per Common Share:
Basic from continuing operations attributable to common shareholders	$5.98	$4.86	$12.51	$25.52
Basic from discontinued operations attributable to common shareholders	0.88	1.07	1.67	2.16
Total basic attributable to common shareholders	$6.86	$5.93	$14.18	$27.68

Diluted from continuing operations attributable to common shareholders	$5.97	$4.84	$12.49	$25.44
Diluted from discontinued operations attributable to common shareholders	0.88	1.07	1.66	2.16
Total diluted attributable to common shareholders	$6.85	$5.91	$14.15	$27.60

Weighted-Average Common Shares Outstanding:
Basic	60.3	61.1	60.5	61.5
Diluted	60.4	61.3	60.6	61.6

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operating Segment Financial Highlights
(Continuing Operations Only)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Dollars in Millions)
Revenues:
East Group	$953	$849	$2,419	$2,198
West Group	762	711	1,889	1,809
Total Building Materials business	1,715	1,560	4,308	4,007
Specialties	131	82	309	243
Total	$1,846	$1,642	$4,617	$4,250

Earnings (Loss) from operations:
East Group	$331	$272	$749	$650
West Group[1]	180	159	351	1,560
Total Building Materials business	511	431	1,100	2,210
Specialties	26	26	90	73
Total reportable segments	537	457	1,190	2,283
Corporate	(32)	(51)	(94)	(143)
Consolidated earnings from operations	505	406	1,096	2,140
Interest expense	59	38	172	118
Other nonoperating income, net	(4)	(6)	(23)	(51)
Consolidated earnings from continuing operations before income tax expense	$450	$374	$947	$2,073

1
Earnings from operations for the West Group for the nine months ended September 30, 2024, included a $1.3 billion gain on the divestiture of the South Texas cement business and certain of its related ready mixed concrete operations and a noncash asset and portfolio rationalization charge of $50 million.

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Product Line Financial Highlights
(Continuing Operations Only)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2025		2024		2025		2024
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Revenues:
Building Materials:
Aggregates	$1,458		$1,250		$3,780		$3,377
Other Building Materials	351		392		744		814
Less: Interproduct sales	(94)		(82)		(216)		(184)
Total Building Materials business	1,715		1,560		4,308		4,007
Specialties	131		82		309		243
Total	$1,846		$1,642		$4,617		$4,250

Gross profit (loss):
Building Materials:
Aggregates	$531	36%	$438	35%	$1,257	33%	$1,069	32%
Other Building Materials	54	15%	64	17%	75	10%	92	11%
Total Building Materials business	585	34%	502	32%	1,332	31%	1,161	29%
Specialties	34	26%	29	35%	108	35%	84	35%
Corporate	(8)	NM	(18)	NM	(18)	NM	(34)	NM
Total	$611	33%	$513	31%	$1,422	31%	$1,211	29%

Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	September 30,	December 31,
	2025	2024
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$57	$670
Restricted cash	13	—
Accounts receivable, net	984	678
Inventories, net	1,034	1,115
Current assets held for sale	1,224	8
Other current assets	111	71
Property, plant and equipment, net	10,064	10,109
Intangible assets, net	4,069	4,497
Operating lease right-of-use assets, net	367	376
Other noncurrent assets	730	646
Total assets	$18,653	$18,170

LIABILITIES AND EQUITY
Current maturities of long-term debt	$230	$125
Other current liabilities	924	891
Long-term debt (excluding current maturities)	5,292	5,288
Other noncurrent liabilities	2,469	2,410
Total equity	9,738	9,456
Total liabilities and equity	$18,653	$18,170

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Nine Months Ended
	September 30,
	2025	2024
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$858	$1,702
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	480	424
Stock-based compensation expense	42	48
Gain on divestitures and sales of assets	(24)	(1,341)
Deferred income taxes, net	75	(79)
Noncash asset and portfolio rationalization charge	—	50
Other items, net	(7)	(9)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(309)	(153)
Inventories, net	10	(48)
Accounts payable	64	55
Other assets and liabilities, net	(33)	124
Net Cash Provided by Operating Activities	1,156	773

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(602)	(622)
Acquisitions, net of cash acquired	(577)	(2,538)
Proceeds from divestitures and sales of assets	29	2,128
Investments in limited liability company	(54)	—
Other investing activities, net	(9)	(32)
Net Cash Used for Investing Activities	(1,213)	(1,064)

Cash Flows from Financing Activities:
Proceeds from borrowings	510	490
Repayments of debt	(405)	(795)
Payments on finance lease obligations	(17)	(14)
Dividends paid	(147)	(141)
Repurchases of common stock	(450)	(450)
Shares withheld for employees’ income tax obligations	(29)	(28)
Other financing activities, net	(5)	(1)
Net Cash Used for Financing Activities	(543)	(939)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(600)	(1,230)
Cash, Cash Equivalents and Restricted Cash, beginning of period	670	1,282
Cash, Cash Equivalents and Restricted Cash, end of period	$70	$52

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA from continuing operations) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration for the Building Materials business or $200 million for the Specialties business.

Adjusted EBITDA from continuing operations is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA from Continuing Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$361	$297	$757	$1,568
Add back (Deduct):
Interest expense, net of interest income	56	38	163	85
Income tax expense for controlling interests	89	77	190	504
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	149	133	429	369
Acquisition, divestiture and integration expenses	7	2	7	39
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	5	—	5	20
Nonrecurring gain on divestiture	—	—	—	(1,331)
Noncash asset and portfolio rationalization charge	—	—	—	50
Adjustments to net earnings from continuing operations attributable to Martin Marietta	306	250	794	(264)
Adjusted EBITDA from continuing operations	$667	$547	$1,551	$1,304

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from discontinued operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA from discontinued operations) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration for the Building Materials business or $200 million for the Specialties business.

Adjusted EBITDA from discontinued operations is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from discontinued operations, net of income tax expense, or operating cash flow from discontinued operations. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Earnings from Discontinued Operations, Net of Income Tax Expense to Adjusted EBITDA from Discontinued Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Dollars in Millions)
Earnings from discontinued operations, net of income tax expense	$53	$66	$101	$133
Add back:
Income tax expense for discontinued operations	15	18	29	37
Depreciation, depletion and amortization expense from discontinued operations	6	15	42	47
Acquisition, divestiture and integration expenses for discontinued operations	2	—	2	—
Adjustments to earnings from discontinued operations, net of income tax expense	23	33	73	84
Adjusted EBITDA from discontinued operations	$76	$99	$174	$217

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration for the Building Materials business or $200 million for the Specialties business.

Consolidated Adjusted EBITDA includes the adjustments described above for both continuing and discontinued operations.

Consolidated Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Consolidated Net Earnings Attributable to Martin Marietta to Consolidated Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Dollars in Millions)
Consolidated net earnings attributable to Martin Marietta	$414	$363	$858	$1,701
Add back (Deduct):
Adjustments to net earnings from continuing operations attributable to Martin Marietta	306	250	794	(264)
Adjustments to earnings from discontinued operations, net of income tax expense	23	33	73	84
Consolidated Adjusted EBITDA	$743	$646	$1,725	$1,521

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA from continuing operations) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration for the Building Materials business or $200 million for the Specialties business.

Consolidated Adjusted EBITDA includes the adjustments described above for both continuing and discontinued operations.

Adjusted EBITDA from continuing operations and Consolidated Adjusted EBITDA are not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of the GAAP Measure to the 2025 Adjusted EBITDA from Continuing Operations Guidance

Mid-Point of Range
(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$1,000
Add back:
Interest expense, net of interest income	220
Income tax expense for controlling interests	258
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	585
Acquisition, integration and divestiture expenses	7
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	5
Adjustments to net earnings from continuing operations attributable to Martin Marietta	1,075

Adjusted EBITDA from continuing operations	$2,075

Appendix

Reconciliation of the GAAP Measure to the 2025 Consolidated Adjusted EBITDA Guidance

Mid-Point of Range
(Dollars in Millions)
Consolidated net earnings attributable to Martin Marietta	$1,160

Adjustments to net earnings from continuing operations attributable to Martin Marietta	1,075

Add back:
Income tax expense for discontinued operations	41
Depreciation, depletion and amortization expense for discontinued operations	42
Acquisition, integration and divestiture expenses for discontinued operations	2
Consolidated Adjusted EBITDA	$2,320